UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2024

DELUXE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MN	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 S. Marquette Ave.,

Minneapolis, MN 55402

(Address of principal executive offices and zip code)

(651) 483-7111

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On December 3, 2024, Deluxe Corporation, a Minnesota corporation (the “Company”), closed its previously announced offering of $450,000,000 aggregate principal amount of senior secured notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of December 3, 2024 (the “Indenture”), among the Company, certain subsidiaries of the Company as guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on September 15, 2029, provided, however, that if on February 1, 2029 (prior to the scheduled maturity of the Existing Notes (as defined below) on June 1, 2029), any portion of the Existing Notes remain outstanding, the Notes will instead mature on February 1, 2029.

Interest Payments. The Company will pay interest on the Notes semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2025, at a rate of 8.125% per annum.

Optional Redemption. The Company may redeem some or all of the Notes at any time on or after September 15, 2026, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem up to 40% of the Notes using the proceeds of certain equity offerings completed before September 15, 2026, at a redemption price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to September 15, 2026, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, during the 12-month period from the issue date of the Notes to December 2, 2025, and during the period from December 3, 2025 to September 15, 2026, the Company may redeem up to 10.000% of the aggregate principal amount of the Notes during each such period at a redemption price equal to 103.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Mandatory Offers to Purchase. Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any. Upon certain asset dispositions, the Company will be required to use the proceeds therefrom to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if it does not use such proceeds within 365 days to repay indebtedness and/or to enter into an agreement to invest in assets or capital stock of a restricted subsidiary (as defined in the Indenture).

If we or any of our restricted subsidiaries sell assets, under certain circumstances, we will be required to use the net proceeds to make an offer to purchase notes at an offer price in cash in an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date

Guarantees. The Notes are guaranteed by each of the Company’s existing and future domestic subsidiaries that guarantees indebtedness under the Company’s Senior Secured Credit Facilities (as defined below) or certain other indebtedness or indebtedness of any guarantor.

Ranking. The Notes and the note guarantees will (i) be the general senior secured obligations of the Company and guarantors, (ii) be secured on a pari passu basis by first-priority liens, subject to permitted liens and certain other exceptions, on the same collateral that secures the obligations under the Senior Secured Credit Facilities and all other future senior secured indebtedness of the Company and the guarantors that is secured by a first-priority lien on the collateral, (iii) rank equally in right of payment with any existing and future senior indebtedness of the Company and the guarantors, including the Company’s 8.000% Senior Notes due 2029 (the “Existing Notes”) and the Senior

Secured Credit Facilities, and (iv) be senior in right of payment to any future subordinated obligations of the Company and the guarantors. The Notes and the note guarantees will be effectively senior to all existing and future unsecured indebtedness of the Company and the guarantors that is not secured by collateral and indebtedness (including the Existing Notes) secured by a junior ranking lien on the collateral, in each case, to the extent of the value of the collateral securing the Notes. In addition, the Notes and the note guarantees will be (i) effectively subordinated to the existing and future debt of the Company and the guarantors’ that is secured by assets that do not constitute collateral (to the extent of the value of such assets) and (ii) structurally subordinated to all liabilities of the non-guarantor subsidiaries

Covenants and Events of Default. The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things, incur certain additional indebtedness and liens, issue redeemable stock and preferred stock, pay dividends and distributions, make loans and investments and consolidate or merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications including that certain covenants will be suspended if and while the Notes have investment grade ratings from any two of S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.

The Notes and the related guarantees will not be, and have not been, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes (included in the Indenture), which is filed as Exhibit 4.1 herewith and incorporated by reference herein.

Senior Secured Credit Facilities

Also on December 3, 2024, the Company entered into an amended and restated credit agreement (the “Senior Secured Credit Agreement”) among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Senior Secured Credit Agreement provides for a $400 million revolving credit facility (the “Revolving Credit Facility”) and a $500 million Term A Loan Facility (the “Term A Loan Facility” and, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”). The Revolving Credit Facility includes a $40 million swingline sub-facility and a $25 million letter of credit sub-facility.

The Senior Secured Credit Agreement permits the Company to increase the Revolving Credit Facility or add one or more incremental term loan facilities to the Senior Secured Credit Agreement subject to certain restrictions and conditions, including a condition that the aggregate principal amount of incremental revolving credit increases and incremental term loan facilities permitted at any time do not exceed (i) the greater of (x) $200 million and (y) 50% of consolidated EBITDA for the prior four consecutive fiscal quarters, plus (ii) the principal amount of any voluntary prepayments and certain other prepayments of amounts outstanding under the Term A Loan Facility, plus (iii) unlimited amounts of additional secured loans, junior lien loans and/or unsecured loans if certain ratios set forth in the Senior Secured Credit Agreement are satisfied. In lieu of adding incremental term loan facilities, the Company may utilize incremental capacity at any time by issuing or incurring incremental equivalent term debt, subject to terms and conditions usual and customary for similar facilities and transactions.

Loans under the Revolving Credit Facility may be borrowed, repaid and re-borrowed until February 1, 2029, at which time all amounts borrowed must be repaid. The Term A Loan Facility will be repaid in equal quarterly installments in an annual amount equal to 7.50% per annum of the original aggregate principal amount thereof from March 31, 2025 through December 31, 2027 and 10.00% per annum of the original aggregate principal amount thereof from March 31 2028 through December 31, 2028 with the remaining balance due at final maturity. The Term A Loan Facility also includes mandatory prepayment requirements related to asset sales (subject to reinvestment), debt incurrence (other than permitted debt) and excess cash flow, subject to certain limitations described therein. Any voluntary prepayment of the Term A Loan Facility may be made without the payment of any premium or penalty.

The Company drew down $67 million under the Revolving Credit Facility to refinance the outstanding loans under the Company’s existing loan facility, dated as of June 1, 2021, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Facility”). The Existing Credit Facility was repaid and terminated in connection with the execution of the Senior Secured Credit Agreement. Additional amounts drawn under the Revolving Credit Facility will be used for general working capital purposes.

Interest is payable on the Senior Secured Credit Facilities at a at a rate equal to, at our option, either: (1) the sum of (a) the greatest of: (i) the prime rate; (ii)  the federal funds effective rate plus 0.50% and (iii) one-month adjusted term SOFR, plus 1.00%; in each case subject to a 1.00% floor plus (b) a margin (x) initially, equal to 1.75% and (y) after delivery of the Company’s financial statements for the first fiscal quarter following the closing date, ranging from 0.50% to 1.75% depending on the Company’s consolidated total leverage ratio; or (ii) the sum of (a) one, three, or six month Term SOFR (with a credit spread adjustment of 0.10%), plus (b) a margin (x) initially, equal to 2.75% and (y) after delivery of the Company’s financial statements for the first fiscal quarter following the closing date, ranging from 1.50% to 2.75% depending on our consolidated total leverage ratio, subject to a 1.00% floor.

The obligations under the Senior Secured Credit Facilities are guaranteed by the Company and the Company’s material wholly owned domestic restricted subsidiaries, subject to certain exceptions. The obligations under the Senior Secured Credit Facilities and the guarantees thereof are secured by a first-priority security interest in substantially all of present and future tangible and intangible personal property of the Company and the subsidiary guarantors, subject to certain exceptions.

The documentation governing the Senior Secured Credit Facilities contains covenants that are usual and customary for similar facilities and transactions and that, among other things, restrict the ability of the Company and its restricted subsidiaries to create certain liens and enter into certain asset dispositions; create, assume, incur or guarantee certain indebtedness; consolidate or merge with, or convey, transfer or lease all or substantially all of the Company’s and its restricted subsidiaries’ assets, to another person; pay dividends or make other distributions on, or repurchase or redeem, the Company’s capital stock or certain other debt; and make other restricted payments.

The Senior Secured Credit Agreement also requires that (a) the Company’s consolidated total leverage ratio not exceed (i) 4.25 to 1.00 through March 31, 2026 and (ii) 4.00 to 1.00 thereafter; (b) the Company’s consolidated secured leverage ratio not exceed (i) 3.50 to 1.00 through March 31, 2026 and (ii) 3.25 to 1.00 thereafter; and (c) the Company’s minimum interest coverage ratio never be less than 3.00 to 1.00.

These covenants are subject to a number of limitations and exceptions set forth in the documentation governing the Senior Secured Credit Facilities.

The documentation governing the Senior Secured Credit Facilities provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries.

The foregoing description of the Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Secured Credit Agreement, which is filed as Exhibit 10.1 herewith and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Existing Credit Facility is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Senior Secured Credit Facilities is incorporated herein by reference.

Item 7.01	Other Events.

On December 3, 2024, the Company issued a press release announcing the closing of the offering of the Notes and the Senior Secured Credit Facilities, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of December 3, 2024, by and among Deluxe Corporation, certain subsidiaries of Deluxe Corporation, and U.S. Bank Trust Company, National Association

10.1	Amended and Restated Credit Agreement, dated as of December 3, 2024, by and among Deluxe Corporation, as borrower, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release of Deluxe Corporation, dated December 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024	DELUXE CORPORATION

	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Chief Administrative Officer, Senior Vice President and General Counsel